John F. Moynahan
Who’s Your Daddy, Inc.
5840 El Camino Real, Suite 108
Carlsbad, CA 92008

September 5, 2008

Mr. Michael R. Dunn
Chairman and Chief Executive Officer
Who’s Your Daddy, Inc.
5840 El Camino Real, Suite 108
Carlsbad, CA 92008

Dear Mr. Dunn:

This document will serve as notice that I am resigning my position as Senior Vice President and Chief Financial Officer of Who’s Your Daddy, Inc. effective today.

We have initiated settlement discussions regarding me providing ongoing assistance to the Company and for amounts due to me under my Employment Agreement dated May 1, 2007 (“Agreement”) and I fully reserve all rights under that Agreement.

Regards,

/s/ John F. Moynahan